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                                                                     Exhibit 8.1


                    {Letterhead of Schulte Roth & Zabel LLP}



                                                              September 22, 2003


NCT Funding Company, L.L.C, as Depositor
1 CIT Drive
Livingston, New Jersey 07039

Dear Sirs:

                  We have acted as special counsel to you (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the receivable-backed notes (the "Notes") described in the prospectus and prospectus supplement for each series of Notes which form a part of the Registration Statement. The Registration Statement was declared effective on February 5, 2001. Each series of Notes will be issued pursuant to an indenture, substantially in the form filed as Exhibit 4.3 to the Registration Statement, between the trust formed pursuant to the trust agreement substantially in the form filed as Exhibit 4.1 to the Registration Statement, and the indenture trustee named in the related prospectus supplement. Certain rights of the holders of the Notes will be governed by a pooling and servicing agreement substantially in the form filed as Exhibit 4.2 to the Registration Statement.

                  We are attorneys admitted to practice in the State of New York and the opinion set forth below is limited to the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States of America.

                  We hereby confirm that the statements set forth in the Prospectus Supplement dated September 17, 2003 to the Prospectus dated June 4, 2003, under the heading "Material Federal Income Tax Consequences" accurately describe the material Federal income tax consequences to holders of the Notes.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

                                          Very truly yours,


                                          /s/ Schulte Roth & Zabel LLP